                                                                    EXHIBIT 3.21


                           ARTICLES OF INCORPORATION
                            (Attach conformed copy.)

                           X PROFIT        NONPROFIT
                           -             -
                             (Mark Appropriate Box)

     The undersigned persons, pursuant to Section 79-4-2.02 (if a profit corporation) or Section 79-11-137 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

1.   The name of the corporation is:  BAYVIEW YACHT CLUB, INC.

2.   Domicile address is:  676 BAYVIEW DRIVE
                           BILOXI, MS  39530

3.   The period of duration is:  99 YEARS

4. (a) The number (and classes, if any) of shares the corporation is authorized to issue is (are)
     (THIS IS FOR PROFIT ONLY):

          Class(es)      No. of Shares Authorized
          ---------      ------------------------
           COMMON                 1,000

4. (b) If more than one (1) class of shares is authorized, the preferences, limitations and relative rights of each class are as follows: N/A

5.   The street address of its initial registered office is

          185 REYNOIR STREET
          BILOXI, MS  39530

     and the name of its initial registered agent at such address is: GERALD BLESSEY

6. The name and complete address of each incorporator is as follows (PLEASE TYPE OR PRINT):

     ERIC F. SKRMETTA, 3536 LOWERLINE ST., NEW ORLEANS, LA 70125
     GERALD BLESSEY, 185 REYNOIR STREET, BILOXI, MS 39530

7.   Other provisions:  N/A


                                    __________________________


                                    __________________________
                                    INCORPORATORS (SIGNATURES)